Court File No. 32-107046

                            SUPERIOR COURT OF JUSTICE

                                  IN BANKRUPTCY

                        IN THE MATTER OF THE PROPOSAL OF
             TRANSFORMATION PROCESSING, INC. OF THE CITY OF TORONTO IN THE PROVINCE OF ONTARIO, A CORPORATION INCORPORATED
                    UNDER THE LAWS OF THE PROVINCE OF ONTARIO

MASTER                              )                THURSDAY, THE 25TH DAY OF
                                    )
                                    )                NOVEMBER, 1999

                                      ORDER

         THIS MOTION made by BDO Dunwoody Limited, the trustee (the "Trustee") in the Proposal of Transformation Processing, Inc. ("TPI"), was head this day at 393 University Avenue, Toronto.

         ON READING the Notice of Motion, the Report of the Trustee dated November 9, 1999 (the "Trustee's Report"), filed, and on hearing submissions of counsel for the Trustee and the Court being satisfied that the required majority of creditors have duly accepted the Proposal on the terms contained in the Proposal annexed as Appendix "A" hereto (the "Proposal"), and being satisfied that the said terms are reasonable and calculated to benefit the general body of creditors and that no offences or facts have been proven to justify the Court in withholding its approval,

1. THIS COURT ORDERS that the Proposal be and same is hereby approved pursuant to

2. THIS COURT ORDERS that the Trustee shall forthwith give security in an amount give security in an amount to be fixed by the official receive pursuant to subsection 16(1) of the Bankruptcy and Insolvency Act.


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